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NPTEST HOLDING CORPORATION

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     The following is the text of an email message from Ashok Belani of NPTest Holding Corporation sent to all employees of NPTest Holding Corporation on February 23, 2004:

DO NOT DISTRIBUTE –
COMPANY CONFIDENTIAL

February 23, 2004

NPTest Employees,

This morning NPTest and Credence announced that they have entered into an agreement for Credence to acquire NPTest Holding Corporation. As you know, Credence is a leading ATE manufacturer headquartered in Milpitas, California. They offer a range of technologies from design-to-test to enable faster time-to-market with lower total cost-of-test. Credence employs approximately 1100 employees worldwide with product development sites in California and Oregon.

This merger will position the new company as a leading technology provider that lowers the cost-of-test. As a combined Company, we will be able to offer a highly synergistic product portfolio, from high-end SoC, mixed-signal, RF and flash test to a full suite of debug, characterization and validation tools. A combined NPTest and Credence will be the premier ATE company to offer a complete design-to-test portfolio that accelerates time-to-volume production while lowering total cost-of-test.

We are working to obtain shareholder approval and regulatory clearance by end of June 2004. Upon approval, we will move forward with the integration of both companies. After closing, I will become Vice Chairman of Credence and work with Dr. Graham Siddall, Chairman and Chief Executive Officer, Credence, to ensure a successful and timely integration of both companies.
Jean-Luc Pelissier will become Senior Vice President of Credence with responsibility for day-to-day NPTest operations, reporting directly to Dave Ranhoff, President and Chief Operating Officer of Credence.

As we move towards merging our companies to build a new and stronger one, our corporate mission remains unchanged. Until we receive final approval from shareholders and are granted regulatory clearance, we continue to operate as two independent companies. It is imperative that we remain focused on meeting our corporate and business objectives.

I assure you that the management team will be proactive in keeping all employees informed of the progress and about any major decisions that may impact product roadmaps, functional groups or the organization as a whole. During this process, should you receive any external inquiries, please direct them to Colin Ritchie or Mary Jo Colton. If you have additional questions, please direct them to your HR manager. Thank you in advance for your support, cooperation and patience.

Sincerely,

Ashok Belani
President and Chief Executive Officer
NPTest

NPTEST
EMPLOYEE FAQS

1.  What are the reasons for doing this acquisition?

There are currently three very large competitors in the ATE space – Teradyne, Agilent, and Advantest. The combination of our two companies will increase our ability to compete effectively against these competitors. This acquisition doubles the size of the company, gives us a more competitive position in Europe and Asia (Credence has limited presence in Japan), and forms the world’s premier and most diversified semiconductor ATE company.

2.  Who is Credence?

Please visit HTTP://WWW.CREDENCE.COM

Credence, founded in 1978, is headquartered in Milpitas, California and employs approximately 1100 employees.

3.  What does the new organization look like?

Upon closing, NPTest will become a product group of Credence. Ashok Belani will serve as Vice Chairman of Credence and work with Graham Siddall, CEO & Chairman of Credence Systems, to promote the new Credence worldwide and to ensure a timely and successful integration of the two companies. Jean-Luc Pelissier will be appointed Senior Vice President of the NPTest Product Group and assume responsibility for the day-to-day operations of the NPTest organization. Jean-Luc will report directly to Dave Ranhoff, President and Chief Operating Officer of Credence.

4.  Will jobs be eliminated as a result of the acquisition?

We will appoint a third party group, such as McKinsey & Company, to assist both companies in the integration process to ensure that we form a strong and effective organization. We will evaluate any overlapping positions and determine the best way to move forward. We believe the overlap will be minimal.

5.  Will this acquisition affect where I go to work?

As part of the integration project during the six months after closing, we will review the consolidation of these facilities wherever practical.

6.  When will the acquisition close?

In addition to other customary conditions to closing, two things must happen before the acquisition can close:

a) Shareholders of both companies must vote to approve the acquisition; and
b) Various government regulatory agencies need to approve the acquisition.

The earliest time these actions could be completed is the end of May (or possibly early May if the SEC elects not to review the merger proxy/prospectus), and more likely will take until the end of June.

-- COMPANY CONFIDENTIAL --

NPTEST
EMPLOYEE FAQS

7.  What do we do during the interim period?

Until the acquisition closes, you should continue to conduct business as usual, meaning both companies will continue to operate independently and as competitors. The senior management team will need to conduct business-planning meetings throughout the integration process and should not affect the day-to-day business operations of the two companies.

8.  What if the acquisition does not go through?

While unlikely, it is possible that the transaction will not close due to the failure to obtain approval from the stockholders of both companies or the failure of another condition to closing. In that event, the two companies would go their separate ways. That is why the two companies need to continue to operate independently until the acquisition is approved and closes. Regarding external investor inquiries, please forward to:

9.  Who can I contact with additional questions?

For employee related questions, please contact your local HR Manager.

Regarding investor inquiries, please forward to:
Colin Ritchie, Director of Investor Relations
CRITCHIE@NPTEST.COM
408 – 586 – 6740

Regarding media or press inquiries, please forward to:
Mary Jo Colton, Manager of Marketing Communications
MCOLTON@NPTEST.COM
408 – 586 - 6474

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, timing of closing, customer solutions and industry leadership are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that, prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in Credence and NPTest’s Securities and Exchange Commission reports (including but not limited to Credence’s annual report on Form 10-K for the year ended October 31, 2003 and NPTest’s Form S-1 filed on December 4, 2003, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Credence’s or NPTest’s results could differ materially from Credence’s or NPTest’s expectations in these statements. Credence and NPTest assume no obligation, or do not intend, to update these forward-looking statements.

--   COMPANY CONFIDENTIAL --

NPTEST
EMPLOYEE FAQS

Additional Information and Where to Find It

Credence and NPTest will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Credence are available free of charge by contacting Credence Investor Relations, 1421 California Circle, Milpitas, California 95035, (408) 635-4300, and documents filed with the SEC by NPTest are available free of charge by contacting NPTest Investor Relations, 150 Baytech Drive, San Jose, California 95134, (408) 586-8200.

Participants in Solicitation

Credence and NPTest, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Credence and NPTest in connection with the merger and related items. Information regarding the directors and executive officers of Credence and their ownership of Credence shares is set forth in the proxy statement for Credence’s 2003 annual meeting of shareholders. Information regarding the directors and executive officers of NPTest and their ownership of NPTest stock is set forth in NPTest’s Form S-1, which was filed with the SEC on December 4, 2003. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

--   COMPANY CONFIDENTIAL --